UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2005

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 24(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 24(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2005, Daniel N. Mendelson was elected to Coventry Health Care, Inc.’s Board of Directors and will also serve on the nominating/corporate governance committee.

Mr. Mendelson is President and founder of Avalere Health, a leading strategic advisory company based in Washington D.C. Formerly known as The Health Strategies Consultancy, Avalere Health provides strategic consulting, policy development and analytic research to a diverse client base including Fortune 500 healthcare technology companies, federal government agencies, and major medical foundations. A primary focus of Avalere Health is Medicare and Medicaid policy, including the implementation of the Medicare Modernization Act.

Mr. Mendelson previously served as Associate Director for Health at the Office of Management and Budget, the White House office responsible for budget development and policy coordination across the Administration. In his role with the Office of Management and Budget, Mr. Mendelson was responsible for Medicare, Medicaid, the National Institutes of Health, the Centers for Disease Control and the Food & Drug Administration. His work included development of presidential initiatives in pharmaceutical benefits, health information technology, medical error prevention, electronic disease surveillance and other federal policies in reimbursement and technology assessment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

/s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President and Chief Financial Officer

Dated: May 19, 2005